As filed with the Securities and Exchange Commission on June 10, 2011

Registration No. 333-168468

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TD GALLERY, INC.

(Exact name of registrant as specified in its governing instruments)

California	6500	27-2224748
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

433 N. Camden Dr. Suite 600,

Beverly Hills, California 90210

Telephone: 310 279-5282              310 279-5282

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

George Ivakhnik

President and Chief Executive Officer

433 N. Camden Dr. Suite 600,

Beverly Hills, California 90210

Telephone: 310 279-5282              310 279-5282

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

Warren Nemiroff

Law Offices of Warren Nemiroff

9595 Wilshire Blvd., Suite 900

Beverly Hills, CA 90212

Tel: (310) 285-1559              (310) 285-1559

Fax: (310) 492-4394

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares, each Stock consisting of : (1)
(i) one share of common stock, par value $0.001 per share;	5,000,000	$5.00	$25,000,000.00	$1782.50

Total for sale by Registrant	5,000,000	$25,000,000	$25,000,000.00	$1782.50

(1)	Calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of all the securities to be registered.

(2)	No registration fee required pursuant to Rule 457 under the Securities Act.
(3)	Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Company have filed a registration statement with the Securities and Exchange Commission relating to this offering. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ____________________, 2011

PRELIMINARY PROSPECTUS

Maximum Offering 5,000,000 Shares

5,000,000 shares of common stock

TD GALLERY, Inc.

The Company is offering on a “best efforts” basis 5,000,000 Shares of common stock with each Shares of the common stock , par value $.001 (“Common Stock”).   The price to the public shall be $5.00 per share. The Company is offering up to $25,000,000 in the aggregate principal amount for 5,000,000 Shares and the proceeds will be delivered to us upon subscription by investors.  There is no limited minimum amount that needs to be raised; the maximum amount is $25,000,000 in value.

The Company does not intend to initially list the shares of Common Stock for trading on an exchange.   No assurance can be given that the Company will apply for listing of its shares of Common Stock.

The Company will offer the Stock on a “best efforts” basis for a  period of 360 days which period may be extended up to an additional 90 days in the sole discretion of the Company’s board of directors without further notification or action.  All funds received by the Company will be used immediately for the proposed activities upon receipt.

Investing in the Stock involves significant risks. You should only purchase these securities if you can afford the complete loss of the investment.  See “Risk Factors” beginning on page 9 for a discussion of certain factors that should be considered by prospective purchasers of the Stock.

	Price to Public			Net Proceeds (1) (After Expenses)
Initial public offering price per Share (1) Expenses borned by company		$5.00	$0		$24,900,000
	$		$0	$

The Company will offer the Stock on a “best efforts” basis up to $25,000,000.  The officers and directors will offer and sell the Stock in those jurisdictions they may legally do so and will receive no commissions or other form of remuneration for their efforts in this regard.  The Company may engage the services of licensed broker/dealers and pay no more than a 4% commission and a minimal expense allowance for due diligence and other matters.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2011.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	7

PROSPECUS SUMMARY	8

THE ENTITY	8

STOCK TO BE OFFERED	8

GENERAL CORPORATE PURPOSE	8

PLAN OF DISTRIBUTION	8

OFFERING	8

RISK FACTORS	9

RISKS RELATED TO THIS OFFERING	9

SUMMARY RISK FACTORS	9

RETURN ON INVESTMENT	12

COMPANY FACTS AND KEY PERSONNEL	14

PRESENT SITUATION AND PROPOSED FUTURE	15

MARKET ENVIRONMENT	15

FINANCIAL STATUS	16

USE OF PROCEEDS	16

MANAGEMENT	23

BOARD OF DIRECTORS	23

RESPONSIBILITIES OF DIRECTORS	23

COMMITTEES OF THE BOARD OF DIRECTORS	24

DIRECTORS AND EXECUTIVE OFFICERS	24

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	25

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS	25

STOCK OWNERSHIP	27

CONFLICTS OF INTEREST	27

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS	28

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	28

SALES TO SPECIAL PARTIES	28

RECENT SALES OF UNREGISTERED SECURITIES	28

INDEMNIFICATION OF DIRETORS AND OFFICERS	28

TREATMENT OF PROCEEDS FROM BEING REGISTERED	29

FINANCIAL STATEMENTS AND EXHIBITS	29

INDEX TO FINANCIAL STATEMENTS	30

SIGNATURES	31

POWER OF ATTORNEY	31

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

Certain statements contained in or incorporated by reference into this prospectus, including, without limitation, those related to the future operations, constitute forward-looking statements. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus

The forward-looking statements included in this prospectus are based upon the current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects include, but are not limited to:

•

the ability to effectively deploy the proceeds raised in this offering;

•

changes in economic conditions generally and the real estate and securities markets specifically;

•

legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•

the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if the investments fail to perform as expected;

•

the ability to access sources of liquidity; and

•

changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

Third Party Data

This prospectus also contains estimates and other information concerning our industry, including market size and growth rates, filed as Exhibit 99.1 hereto, that are based on the National Association of Realtors Reports.  This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.  Although we believe the information in the National Association of Realtors  is reliable, we have not independently verified the accuracy or completeness of the information.  The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that is important to you in making your investment decision. You should carefully read the entire prospectus, including the section entitled “Risk Factors,” the financial statements and any free writing prospectus before making an investment decision.

This registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and our capital stock. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement.

About TD Gallery, Inc.

We are a nascent start-up with a novel concept to become a web site and forum for advertising of trust deeds secured with real property in the continental United States, and provide a service that we believe at present has no competition.  Our forum which we refer to as the Trust Deed Gallery (TD Gallery), or gallery, will enable trust deed holders to market their deeds, and pay a monthly membership fee for same and a transaction fee on any exchange, sale or refinancing. In addition, if the trust deed holder, or holder, or new holder desires to have TD Gallery manage the collection of proceeds from exchange or sale of the trust deeds, we will be paid a monthly management fee.

We are a California corporation and were established on March 29, 2010.  Our principal executive offices are located at 433 N. Camden Drive, Suite 600, Beverly Hills, California 90210. Our telephone number is (310)279-5282.  Our website can be accessed at www.trustdeedgallery.com

Corporate Information

Our executive offices are located at 433 N. Camden Drive, Suite 600, Beverly Hills, California 90210 and our telephone number is (310)279-5282. We were incorporated in California on March 29, 2010.  Additional information about us is available on our website at www.trustdeedgallery.com.  The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page 9 of this prospectus, as well as other information included in this prospectus, including our financial statements and the notes thereto, before making an investment decision.

The Offering

The following summary contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Issuer

TD Gallery, Inc., a California corporation.

Common stock offered by us

5,000,000 shares of common stock, par value $0.001 per share.

Common stock outstanding after

6,473,369 shares of common stock.
this offering.

Use of Proceeds

We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations and an investment in our common stock involves a high degree of risk. In evaluating an investment in shares of our common stock, you should carefully consider the risks described below, together with the other information included in this prospectus.

The risks described below are the material risks we face.  If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial materialize, then our business, results of operations and financial condition could be materially adversely affected. In that event, you may lose all or part of your investment in our shares.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern.  This unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operations and cash flows. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and Note 2 to our financial statements for the period from March 29, 2010 (inception) through September 30, 2010, included elsewhere in this prospectus.

We have no committed sources of capital and do not know whether financing will be available when needed on terms that are acceptable, if at all.  This going concern statement from our independent registered public accounting firm may discourage some investors from purchasing our stock or providing alternative capital financing.  The failure to satisfy our capital requirements will adversely affect our business, financial condition, results of operations and prospects.

Unless we raise funds, we will not have sufficient funds to commence operations.  Even if we take these actions, they may be insufficient, particularly if our costs are higher than projected or unforeseen expenses arise.

We are a company with no operating history and our future profitability is uncertain.

We are a company with no operating history and no revenues to date.  We expect to expend significant resources on start-up costs, marketing, and investing in real estate debt.  We are attempting to obtain the necessary working capital for operations, but we may not be able to obtain financing in a sufficient amount or at all.  We have not yet demonstrated our ability to generate revenue, and we may never be able to produce material revenues or operate on a profitable basis.  Our planned TD Gallery may never generate revenues. As a result, we have incurred losses since our inception and expect to experience operating losses and negative cash flow for the foreseeable future.

Our brand name and business concept may not be recognized in our marketplace, so our results of operations and financial condition may suffer.

Our brand name and business concept is new and unproven.  Essentially, we will solicit noteholders to market their trust deeds through TD Gallery.  The noteholders will pay a monthly fee to belong to a showcase that will market the notes to other parties, potential investors, and we will attempt, if possible, to negotiate new terms on certain loans, and marry investors to noteholders, while servicing the investors in their dealings with the lending institutions.  There are a myriad of ways we will generate revenue from the membership dealings on a monthly basis, to fees charged should refinancing or note acquisition be successful.  But our entire business concept is based on volume, and the need to have a large number of notes available for display, trade, and solicitation to investors.  Without the volume, needed to attract investors and generate the monthly revenue through membership, our results of operations and financial condition will suffer. Thus, if we are unable to effectively develop and timely promote our brand and TD Gallery and establish a leading position in our marketplace, our business could fail.

The loss of the services of our key management or the failure to attract additional key management could adversely affect our ability to operate our business.

A loss of one or more of our current officers could severely and negatively impact our business. Specifically, the loss of services of George Ivakhnik, CEO and President, Talwinder Rana, Chief Operating Officer, Garron Robinsons, Executive Vice President, or, all of whom have an employment agreements  with us, could significantly harm our business. We are highly dependent upon the services of our executive officers and their contacts in the industry. We have no present intention of obtaining key-man life insurance on any of our executive officers or management. Additionally, competition for highly skilled technical, managerial and other personnel is intense. As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary managerial personnel, our business will suffer and might fail

Risks Related to the Ownership of Our Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors. In addition, the stock market has from time to time experience significant price and volume fluctuations that have particular affected the market prices of the shares of developmental stage companies, which may adversely affect the market price of our common stock in a material manner.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

 Since our inception, we have relied on such sales of our common stock to fund our operations. We will likely be required to conduct additional equity offerings in the future to finance our current business or to finance subsequent businesses that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us could become diluted.

Because Our Common Stock Is Deemed A Low-Priced “Penny” Stock, An Investment In Our Common Stock Should Be Considered High Risk And Subject To Marketability Restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

If we are dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the shareholders.

In the event of our dissolution, any proceeds realized from the liquidation of our assets will be distributed to the shareholders only after all claims of our creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

Since we are a development-stage company, we do not anticipate paying dividends in the foreseeable future.

We do not anticipate paying dividends on either our common stock or preferred stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

 There is control of the company by existing stock holders. TD GALLERY, INC.'s founders will own 95%, of the capital stock of TD GALLERY, INC. following the Offering.  Consequently, although investors who purchase Stock will have contributed a significant portion of TD GALLERY, INC.'s capital, control of TD GALLERY, INC. will reside with, and TD GALLERY, INC.'s operations will continue to be dramatically influenced by its founders and insiders.

The share price was arbitrarily determined. The per share purchase price for the shares price hereby bears no relationship to established criteria (such as book value per share, a multiple of earnings or revenue, or any other criteria) and was arbitrarily determined. In addition, TD GALLERY, INC. has not obtained, and will not obtain, any opinion of an investment banker or advisor as to the fairness of per share purchase price of the Stock.

There is no established business. The Company has no substantial business background, and is in need of capital to start operation. Significant capital and time has been expended to prepare this project, but income at projected levels is not yet achieved nor specific start-up capital. The Company does not have substantial income. This offering is structured to maximize corporate potential, with risks.

The investment is through use of stock. Investment will be through use of Stock. Essentially, the transaction is structured so as to return capital through Stock, and offer potential high return by dividend. But, there are no guaranties the Company will generate sufficient revenue to pay dividends, let alone appreciate in value to the point a stock sale will eventually make sense. Corporate assets are not always liquid in nature and a default could lead to a fairly long time period between lapse of payment and recoupment of investment, even presuming, as is the case, the good faith of the management. Liquidity will always be targeted to business needs, so one could find a Company cash-poor, unable to pay on-going dividends.

 There is importance of the initial proceeds from the venture. The funds from the sale of the stock will have a critical effect on the future success of the Company, and place TD GALLERY, INC.’s operations into business. The Company will use the proceeds as in the Business Summary, and these proceeds are crucial to TD Gallery, Inc. and profit structure. Even with full capitalization, it is possible the Company may not be adequately capitalized, or may need to borrow elsewhere, putting major restrictions on future cash flow. In this regard, this offering is structured with the hope for singular funding to be raised. All risks are minimized, but not extinguished, with maximum funding raised.

There is a lack of history of paying distributions. TD GALLERY, INC. has no history of paying distributions.  Yet the investment desires dividend distributions on substantial profits earned. All payment presumes substantial after-tax income from TD GALLERY, INC. from completion of this offering. Failure to so perform could leave the stockholders in jeopardy, as to payments, and return of capital.

The other stockholders will be disclosed. The Company will, upon the request of any investor, provide to such investor a list of the names and addresses of the other purchasers of Stock.

There is no assurance on return on investment. No assurance can be given that a purchaser of Stock will realize a return on his investment or that he will not lose his investment. Investment in the Company involves a substantial degree of risk and, therefore, each prospective investor should read this offering Memorandum and all Exhibits hereto carefully and should consult with his own personal attorney, tax consultant, accountant or business advisor prior to making any investment decision.

•

There is limited liquidity for the Shares. There is no public trading market for the Shares, and the Company do not currently intend to list the Shares on a securities exchange or automated quotation system in the near future. If you are able to sell the securities, you may have to sell them at a significant discount.

•

The Company has an immediate need for the proceeds from this offering to be utilized in the real estate operations.  If only limited proceeds are generated through the sale of the Shares, the Company may not be able to meet its anticipated working capital needs.  Accordingly, early investors will be at greater risk since the Company will have less working capital available to finance operations.

•

The current conditions in the U.S. economy and turmoil in the credit markets could limit demand for the residential properties and affect the overall availability and cost of credit. With respect to the Company, currently these conditions have not impaired the ability to access credit markets and finance the operations, however, the impact of the current crisis on the ability to obtain financing in the future and the costs of terms of the same, is unclear. No assurances can be given that the effects of the current crisis will not have a material adverse effect on the business, financial condition and results of operations or those of the tenants or co-investment partners.

•	Most properties will be in Los Angeles located in Southern California, making the Company more vulnerable to certain adverse events than if the Company owned a more diverse portfolio of properties.

•

The internal management controls this Company.  It currently has the ability to effectively vote approximately 95% of the outstanding voting securities, and assuming the issuance of all Shares in this offering, including through the dividend reinvestment plan, will have the ability to effectively vote approximately 95% of the outstanding voting securities. The interests of Mr. Ivakhnik may conflict with the interests of the other shareholders and Mr. Ivakhnik could cause the Company to take actions that the other shareholders may not support.

Other Risk Factors

Risks Related to this Offering

The Company may change the investment and operational policies without stockholder consent.

Except for changes to the investment objectives and investment restrictions contained in the charter, which requires stockholder consent to amend, the Company may change the investment and operational policies, including the policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of the stockholders, which could result in the making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in the investment strategy may, among other things, increase the exposure to interest rate risk, default risk and residential real estate market fluctuations, all of which could materially affect the ability to achieve the investment objectives.

Valuations and appraisals of Company trust deed acquisitions will be estimates of fair value and may not necessarily correspond to realizable value.

If the Company is unable to raise substantial funds in this offering, the Company will be limited in the number and type of investments it may make which could negatively impact the investment.

This offering is being made on a “best efforts” basis, whereby the Company is only required to use its best efforts to sell Shares and the Company has no firm commitment or obligation to purchase any of the Shares. As a result, the amount of proceeds the Company raises in this offering may be less than the amount he Company would need to achieve a broadly diversified portfolio. Its inability to raise substantial funds would increase its fixed operating expenses as a percentage of gross income, and the financial condition and ability to make distributions could be adversely affected. Additionally, if the Company is unable to raise substantial funds, it will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which the property investments are located and the types of investments that the Company makes. In that case, the likelihood that any single investment’s performance would adversely affect the profitability will increase.

OUR COMPLIANCE WITH ENVIRONMENTAL PROTECTION LAWS

We are not aware of any current federal, state or local environmental compliance regulations that have a material effect on our business activities. We have not expended material amounts to comply with any environmental protection statutes and do not anticipate having to do so in the foreseeable future.

PROPERTIES

Our main corporate office is located at 433 N. Camden Drive, Suite 600, Beverly Hills, California 90210. We currently lease approximately 1,500 square feet of space at this property.

LEGAL PROCEEDINGS

We may from time to time be involved in litigation relating to claims arising out of our ordinary course of business. Our management does not believes that there are any claims or actions pending or threatened against us, the ultimate disposition of which would have a material impact on our financial position, results of operations or cash flows.

MARKET FOR AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our Common Stock. We intend to request a registered broker-dealer to apply to have our common stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. We will register 25,000,000 shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. Updated financial statements are not included in this Form S-1/A.  In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under “Risk Factors” and elsewhere in this prospectus.

The Company name is TD GALLERY, INC., a corporation  marketing, sale and exchange of Trust Deeds for residential and business real estate.   All potential income will flow through this Company. The Company will control all negotiations and all revenues.  The investors will share in these revenues, as they are received through the venue of dividends, predicated on investment.

CORPORATE STRUCTURE

The capitalization commences with 100% ownership of common stock by the present insiders, who are George Ivakhnik, Tal Rana, Garron Robinson plus sale to the public of approximately 5% of our outstanding shares. Assuming the maximum is sold in varying amounts.

The investors will hold common stock as is noted of 5% of corporate ownership, or 5,000,000 shares.  Presently the Company will issue 5,000,000 shares of common stock.

LEGAL FORM OF BUSINESS

The legal form of business is a  C corporation that is newly formed for the business venture herein.  The entity will now focus solely on this venture.

BUSINESS LOCATION

The business location is Beverly Hills, California, specifically 433 N. Camden Dr. Suite 600, Beverly Hills, CA 90210.

MANAGEMENT TEAM

Management team consists of those individuals included in the curriculum vitae of the company described in the Management Section, infra.  The principals are discussed as are all important personnel. All the individuals in question have significant experience in the real estate field.

RESPONSIBILITIES

The responsibilities of the individuals in issue are as outlined herein. Those should be reviewed to determine the qualification of same.  Reliance on the expertise of the principals is a core issue in this offering, as this is a real estate venture without history, and novel in concept.

OUTSIDE SUPPORT

Outside support or consultants may be retained to advise with TD GALLERY, INC., as needed.  But all decisions will be made by the Company’s management.

STAFFING

TD GALLERY, INC.’s staffing will be as necessitated by the needs of the advertising revenue. Fundraising will be controlled in-house.  Staffing will be as deemed necessary, to effectively market the gallery, and its products.

B. PRESENT SITUATION AND PROPOSED FUTURE

PROPOSED ENTITY

TD GALLERY, INC.

The Trust Deed Gallery is the first of its kind “store front” retailer dealer advertising the buying and selling of Trust Deeds held by others.

Trust Deed Gallery’s proposed location is at 420 N. Camden Dr. Beverly Hills, CA on, one block from Rodeo Drive on the retail level of a boutique financial building, with plenty of window frontage.

The objective of the Trust Deed Gallery is to Create an “exchange” environment for new and existing real estate trust deeds held by others whereby the consumer can list, buy and sell Trust Deeds. The Company is simply a forum or advertising site where people can view listing held throughout the country posted by members. In essence the company is a club whereby its members can advertise.

The management of the Company will provide investor due-diligence, marketing, and loan servicing referrals to both issuers of real estate trust deeds and investors who seek trust deeds opportunities.

C. MARKET ENVIRONMENT AND MARKETING CONCEPT

GENERAL ENVIRONMENT

The market environment could not be better than the present for an entity such as this Gallery. We believe there are investors who want to utilize their cash for this opportunity which has never been available in a nationwide from.

ACTUAL MARKETING PLAN

The Corporation will provide issuer customers and investor customers with eight trust deed marketing segments:

1.	Borrower and issuer video interview

3 minute Video interview segment, where the prospective investor has the opportunity to meet the borrower on video and listen to the borrowers answers to 10 specific real estate property related questions and use of funds.

2.	Gallery Electronic Listing

Electronically in Gallery showroom, available in paper and electronic with specific trust deed listings.

3.	The Company Catalog

At www.trustdeedgallery.com is located the Company catalog of all listed trust deeds and 7 minute specific issuer video interview clips linked to each opportunity. The browser can click on the “Meet the Borrower” button link.  On company’s blogs, both investor clients and issuer clients have the opportunity to interact with each other.

4.	Direct Mail to target investors

Investor clients can subscribe to direct opportunity notifications via U.S. Mail and issuer clients will be notified via U.S. Mail for specific investor investment requests.

5.	Monthly Trust Deed Catalog Publication

All trust deed opportunities will be listed in monthly catalog publication available via U.S. Mail.

6.	Direct Relationships

Private real estate finance is a privately transacted business, where relationships and transparency are of the utmost importance. The Company will make direct introductions between issuers and investors for specific trust deed opportunities.

7.	Gallery Invitations and Formal Events

The Company will host events for 1.) Bankers unveiling financial products  2.) Real Estate Developers unveiling new developments  3). Real estate professionals  4.) Financial and money manager professionals  5.) Foundations and family office managers.  6.) Other real estate related financial functions.

8.	Analytics and Due-Diligence

The Trust Deed Gallery “back office” operation is located at 433 N. Camden Dr. Suite 600, Beverly Hills, CA 90210.  At this location, the Company will conduct , 1.) Real estate due-diligence and analytical review. 2.) Property management. If desired

CUSTOMER BASE

GENERAL ANALYSIS

The customer base is literally any person or corporate structure who owns a trust deed, or who is indebted on same, and seeks  to sell the deed, and its position, or new investors who want to buy same.  When one considers the vast number of trust deeds we believe a market exists for a consider listing of these Market.

SPECIFIC CUSTOMER BASE

The Trust Deed Gallery will cater to all established individuals in the real estate field.   It will welcome institutional real estate banker conglomerates as well as individuals LLC operators looking to buy and sell trust deeds.

The Company will only deal in Trust Deeds  with real property located in the continental USA.

D. FINANCIAL STATUS

USE OF PROCEEDS

The offering consists of 5,000,000 Shares for a total offering of $25,000,000.  The Shares are offered at one share of common stock for $5.00, $5.00 being the purchase price.

The following table presents information about how the Company intends to use the proceeds raised in this offering. The table sets forth estimated figures assuming the sale of the Shares representing (i) an offering amount of $5,000,000 and (ii) the maximum offering amount of $25,000,000.

In the event the Company is not successful in raising funds the officers will undertake additional debt to secure the amount. The term is for one year.

.

ESTIMATED USE OF PROCEEDS

420 Camden Lease	$56,000

Security Deposit	1,000

Utilities	1,000

Legal	10,000

Prop Renovation & Buildout	105,150

Design Fee	6,500

Printing & Advertising	2,500

Insurance	600

Promotion & Miscellaneous	3,000

Clerical Assistance	2,000

Reimbursements	18,276

Working Capital	5,000

Employee Wages	2,080

The Company site	120

Commissions	10,000

Miscellaneous	27,000

*Total	$250,226

 EXPLANATION OF ABOVE

Although this is a public company, with a public offering that is attempting to raise almost $25,000,000, it must be stated that the offering is essentially in two stages.  Of the first $250,000 raised, the entirety will be used for startup expenses mentioned above; hence, the breakdown specifically for the first funding.  After that funding is raised, the balance of proceeds will be used to increase advertising forum through a variety of forums as “twitter” infomercials and commercials.

	Assumed	Maximum
	Offering of	Offering of
	$5,000,000	$25,000,000

Gross Offering Proceeds(1)	$5,000,000	$25,000,000
Less:
Selling Commissions	$ [______]	$ [______]

Organization and Offering Expenses(2)	[______]	[______]

Net Proceeds	$ [______]	$	[_____]

(1) The Company intends to offer the Shares on a best efforts basis for a period of 360 days with a 90 day extension in the discretion of the Company.

(2) These amounts represent estimated expenses incurred in connection with the offering, including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse any broker/dealer for amounts it may pay to reimburse the bona fide due diligence expenses of sales materials, the cost of educational conferences held by us and attendance fees and costs. The Company estimates that any organizational expenses incurred will be de minimis.

The Company intends to utilize the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to the operations, for: (1) to increase our advertising to poromote our product  (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which the Company may enter ; and (3) for working capital purposes.

THE STRUCTURE AND FORMATION TRANSACTIONS

TD GALLERY, Inc. is a California Corporation in the greater Los Angeles, California metropolitan area.  The Company Substantially all the activities will be conducted by the operating company, TD GALLERY, Inc.  There are no corporate affiliates.

The principal executive offices are located at 433 N. Camden Dr. Suite 600, California 90210.  The telephone number at that location is (310) 279-5282  (310) 279-5282. The Company website is located at www.trustdeedgallery.com.

INVESTMENT OBJECTIVES, STRATEGY AND GUIDELINES

Investment Objectives

The primary investment objectives are:

•	to generate an attractive level of current income for distribution to the stockholders;

•	to provide the stockholders with the potential for long-term capital appreciation; and

•	to offer an investment option in which the per share price volatility is correlated to trust deed viability as an asset class rather than traditional asset classes such as Shares and bonds.

The Company may not change the investment objectives without the approval of holders of a majority of the outstanding shares of common stock.

Income Strategy

The income strategy is fourfold.  First, to generate revenue based on the concept membership.  Secondly, to interface with that membership, market their deeds, and create revenues per transaction.  Thirdly, to offer to manage and collect fees from the deeds at monthly cost to the holder on a competitive basis.

Due Diligence

Prior to marketing trust deeds  the Company also may take the following steps, depending on the property and terms agreed to:

•	obtain surveys of the property;

•	obtain evidence of marketable or indefeasible title subject to such liens and encumbrances as are acceptable;

•	obtain financial statements covering recent operations of properties with operating histories

•	review title and liability insurance policies;

•	obtain an independent engineering report of the underlying property’s mechanical, electrical and structural integrity;

•	existing leases relating to the property; and

•	evaluate both the current and potential alternative uses of the property.

SPECIFIC DESCRIPTION OF SOURCES OF REVENUE

Membership Fees

The Company will charge a membership fee of $9.95 a month per deed, not owner of same.  This will be paid on a monthly basis, and volume is predicated on reaching the market place, which numbers millions of debt instruments.  As long as membership is maintained, the deeds are subject to sale exchange or refinance through the membership.

Fees Per Transaction	Upon disposition of deed, 1% of gross value payable to Company on closure.

Management Fees	For collection of monies owed on trust deeds, 1% of monthly obligations to be paid to the Company, collected by same, with balance distributed to note holder.
Management fees are distinguished a fees that may be paid to look after and manage a trust deed property.

DESCRIPTION OF REAL ESTATE TRUST DEED NOTE

Trust deed notes are classified into 3 lien priority categories:

1.	1st Lien position (Senior)
2.	2nd Lien position (Mezzanine)

3.	3rd Lien position (most Junior or equity)

Description of lien priority categories:

1.	1st Lien category is “secured” with most senior lien priority and Trust deed on subject real-estate property is recorded with loan to value ratio (LTV) not greater than 70%
2.	2nd Lien category is “secured” with junior lien priority or 2nd Trust deed on subject real estate property and recorded with combined loan to value ratio (CLTV) not greater than 85%

3.

3rd Lien category is most junior lien priority or 3nd Trust deed on subject real estate property and recorded with combined loan to value ratio (CLTV) not greater than 95%  this category is commonly referred to as “equity” and is perceived most risky but offers potential for “higher returns.

Lien priority pricing scale

Each lien position is priced according to value risk scale and priority of repayment in case of issuer insolvency.  This is just an overview; each case is different but typically is modeled with in following parameters. The interest parameters are based on traditional hard money rates and industry standards.

1.	1st Lien position, investor can expect to earn 6.5% to 12% per annum
2.	2nd Lien position, investor can expect to earn 12% to 17% per annum

3.	3rd Lien position, investor can expect a target return of 17% plus equity participation.

LISTING TRUST DEED

TDG accepts listings of all types of commercial and residential and non owner occupied real estate trust deed notes in the continental US.   The purchaser can buy and sell without utilizing our service.

Structuring trust deed note for listing

Each lien priority category trust deed note must include 1. Annual rate 2. Maximum investment term  3. Face amount.

Due-diligence documents

Each issuer is responsible for submitting specific due-diligence information regarding each specific listing 1. Subject property appraisal or broker price opinion followed by appraisal 2. Digital photo pictures of subject property 3. Note 4. Trust deed 5. Insurance 6. Preliminary title report TD Gallery will not be responsible for the accuracy of the documents but will use its best efforts to verify its accuracy.

Pricing trust deed note

Issuers are responsible for submitting trust deed notes for listing according to fair and reasonable “market expectations” TDG does not approve or disapprove specific listing but is responsible for maintaining a “fluid” trading operation, meaning that the market for listing opportunities already exists and investors are used to certain realistic historical standards.  Issuer is responsible to make a realistic lien priority determination and “ASK” investors for what is fair and reasonable for proposed risk vs. reward table listed here.

 Displaying the trust deed note

Trust deed notes displayed on the exchange website electronically by location, rate of return, lien priority, property type, all templates include digital pictures.  With a click browsers can open property due diligence material, including but not limited to appraisal, preliminary title, note, trust deed, uses of funds, all issuer disclosures and qualifications.

Meet the issuer video clip

Issuers have an option to include a video link with each listing describing themselves, company and project.  The video must be 3 minutes or shorter in length.

LISTING REAL ESTATE MORTGAGE POOL INSTRUMENTS

Mortgage pool issuers registered under California department of real estate and California department of corporations can display pool interest. The listing requirements are such as the individual must be a California resident. Have a net worth of at least $500,000 and earn at least $100,000 per year in income.

DETERMINING INTEREST RATES

How initial listing rates is determined

All rates quoted on TDG is “private label”, rates are determined based on historical private money risk/reward loan rates.  Specific factors to consider is 1. Lien priority 2. Issuer personal and business credit 3. Term of note financing

TRADING

 TDG electronic trading platform

TDG electronic trading platform accepts orders for whole and fractional trust deed notes.

 Function of exchange syndicate specialist

A bid entered electronically is routed to TDG syndicator specialist, whose function is 1. Receive electronic order, 2. Present highest offer to seller 3. Notify bidder of accepted or rejected offer 4. Notify and assemble syndicate for accepted offers who are short of closing funds

About TDG quotation

Quotes are displayed in percentage of par.  Par is defined as trust deed note face amount.  For example a $1mm note = 100% par.  If such note is closed at discount ($750,000) the transaction closed at 75 or at 25% discount to par.  If the same transaction closed at $1,100,000, the transaction closed at 110 or 10% premium.

Entering buy order trade (bid)

Bids can be entered as percentage of par or cash.  The electronic trading platform will accept bid orders in whole or fractional.  Fractional bid is defined as bidder only has part of the winning or accepted bid.

Entering sell order trade

Sell orders are accepted via listing Trust deed note process described prior section of this manual “LISTING TRUST DEED”

Post closing quotes displayed

Post closing or historical quotes are listed in sequence by displaying:

…FACE MOUNT. LIEN PRIORITY. LTP. ANNUAL YIELD. TERM… for example: closed  $1,000,000 note, 1st trust deed, 75% loan to  par value, paying 8% annually, 36 month term.  The ticker will display:

…………………………………………1m1st75%LTP8%36m…………………………………………….

Bidding period

Bidding period is 15 days in which the TDG syndicator specialist seeks highest bid offer.  If no offers entered, or sellers reject best offer, the 15 day cycle starts again.

About the syndication function

Syndication function on TDG allows syndicate specialist to efficiently notify other interested investor parties to participate in the accepted or won bid/offer.

Syndication period

TDG syndicate specialist has 15 days to assemble cash to close the accepted bid/offer.  If the timing is not met, the whole deal is called off and transaction is re-introduced back into listing cycle.

Closing

After all cash capital is available, buyer and seller meets with Title Company, all closings are handled in traditional real estate closing manner.

Servicing option

Post closing, investor parties are offered the option for Trust deed gallery exchange servicing department to magage the property for a 5% fee.

Listing fractional trust deed note

Fractional sell orders are accepted via listing trust deed note process described prior section of this manual “LISTING TRUST DEED”.

Trading fractional trust deed note

Fractional Trust deed note listings are executed in the same manner as whole trust deed notes described in TRADING section of this manual. Fractional notes which are merely part of the note are sold and bought in the same manner.

ISSUER TDG RATING

About

When a customer first decides to list a trust deed opportunity with TDG, they have an option to voluntarily provide investors with personal and business credential.  We have found and believe this disclosures if favorable, contributed to a successful deal. TDG relies on internal credit rating system, the system considers the length of term issuer has been client, timely servicing of investor accounts, timely repayment of borrowed funds, quality of transaction delivery and disclosure representation.    The rating system is grouped by 7 tiers and separated by two categories, each described below in detail:

 Initial credit tier system category

Initial tier system, is for new issuers listing with TDG.

Tier 1 Unknown or stated

With initial listings, issuers have an option to not provide verifying documents regarding personal or business history.  Issuers are required to state their credit background and other material information regarding themselves, business and subject property for previous 3 years.

Tier 2 Acceptable personal credit

Issuers in tier 2 have disclosed their personal credentials, and agreed for TDG to pull 3 major   credit bureau, and further agreed to share their FICO score and delinquencies if any with investors.

Tier 3 Acceptable personal and business credit

Issuers in tier 3 have disclosed their personal credentials, and their business credit and agreed for TDG to pull 3 major credit bureau plus D&B business credit report and further agreed to share their FICO score and delinquencies if any  with investors.

Contingent tier system category

Contingent tier category is for issuers who established track record with TDG

Tier 4 Traded 12 month or less

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

Tier 5 Traded longer than 12 month but less than 36 month

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

Tier 6 Traded longer than 36 month but less than 60 month

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

Tier 7 traded longer than 60 month

Issuer is monitored based on diligence at closing, disclosures, timely payments to investors, successful execution of sources and uses.

MANAGEMENT

Board of Directors

The Company operates under the direction of the board of directors, the members of which are accountable to us and the stockholders as fiduciaries. The board of directors is responsible for directing the management of the business and affairs. The board of directors has retained the advisor to manage the day-to-day affairs and to implement the investment strategy, subject to the board of directors’ direction, oversight and approval.

The Company currently has 4 directors on the board of directors. Prior to the commencement of this offering, The Company will have a total of 4 directors, [George Ivakhnik, Tal Rana, Summit Singh, Garron Robinson] At the first meeting of the board of directors consisting of a majority of independent directors, the charter will be reviewed and ratified by a vote of the directors, including at least a majority of all directors.

Prior to the commencement of this offering, the charter and bylaws will provide that the number of the directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen.

Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or, at such time as the Company are subject to Subtitle 8 of the MGCL, a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors.

A majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. Each director will be bound by the charter.

Responsibilities of Directors

The responsibilities of the members of the board of directors include:

•	approving and overseeing the overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving and overseeing the debt financing strategies; and

•	determining the distribution policy and authorizing distributions from time to time.

The directors are not required to devote all of their time to the business and are only required to devote such time to the affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The Company will follow investment guidelines adopted by the board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by the directors. The board of directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of the stockholders. Any change in the investment objectives as set forth in the charter must be approved by the stockholders.

Committees of the Board of Directors

The board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Prior to the commencement of this offering, the board of directors will establish an audit committee.

Directors and Executive Officers

As of the date of this prospectus, the directors and executive officers and their positions and offices are as follows:

Name	Age	Position

George Ivakhnik	31	Managing Director and Chief Executive Officer
Talwinder Rana	32	Managing Director and Chief Operating Officer

*	To be named by amendment.

George Ivakhnik, 31, CEO, is a founder and organizer of the Company.  Mr. Ivakhnik’s responsibilities include portfolio asset management, portfolio allocation, capital formation, limiting portfolio risk exposure and maximizing investment returns for investors.  Mr. Ivakhnik’s background includes over ten years of private equity and real estate experience, including performing financial services for private REIT’s, including Birusa REIT, a company founded by Mr. Ivakhnik to cater to financing high-end real estate development projects.  Mr. Ivakhnik served as Vice president of  PRM Realty Group, a 3 billion dollar Chicago based exotic real-estate developer, where Mr. Ivakhnik performed financial duties and launched, a capital markets division for the purposes of executing on various high-end development opportunities.  He performed capital formation duties for west coast mortgage-backed pools (“Private Money Lenders”).  Mr. Ivakhnik’s experience also includes equity investment experience with national investment banks, like Advanced Equities, where he performed financial services for top Silicone Valley VC’s including: New Enterprise Associates, Kleiner Perkins Caufield & Byers, Benchmark Capital, and Sequoia Capital.  Mr. Ivakhnik was also registered with 1st Bridgehouse Securities, where he executed FDIC, DeNovo Banking IPO strategies.  Mr. Ivakhnik’s most recent experience has been the acquisition and restructuring of media entertainment companies in Los Angeles, California.  Mr. Ivakhnik holds Series 7 and 66 securities License CRD# 3140650 (Not Registered) and attended Metropolitan University of Denver, Colorado. From Janauary 2006 to September 2007, Mr. Ivakhnik was employed by Advanced Equities in Chicago Illinois. From October 2007 to June 2009 he was employed at Hollywodd Intermediate in Beverly Hills CA and from June 2009 to present he is the owner and operator of LA Reit, in Beverly Hills CA. LA Reit is a real estate based insurance trust business.

Talwinder Rana, 32, COO, co-founded and organized the Company in April 2009.  Mr. Rana’s responsibilities include portfolio asset management and acquisition, real estate analysis, property management, property improvement oversight, limiting portfolio risk exposure and maximizing investment returns for investors.  Mr. Rana acquired his first multi-tenant investment property in March 2003, while working for XAP.COM, where Mr. Rana was responsible for HTML, scripting and online development.  Mr. Rana continued his track record of success in multi-tenant property acquisition by further acquiring and managing 66 residential units in the Greater Los Angeles area.  In July 2008, Mr. Rana acquired his CA Real Estate broker’s license #01845864 and established his brokerage “Young Eagle Realty & Loan.”  Mr. Rana graduated from UCLA where he majored in Economics with minors in Accounting and Computing Specialization. Thus frim 2001 to 2006 , Mr. Talwinder was a web developer for the XAP Corporation in Culver City CA, the from 2006 to 2009 President of Young Eagle Realty and Loan , then became Chief Operatin Officer of TD Gallery in March of 2009.

Compensation of Executive Officers and Directors

The Company has two employees  each of the executive officers, including each executive officer who serves as a director, is employed by the Advisor.  Each of these individuals receives compensation for his or her services that is accrued at of $10,000 per month. To be paid only when the full offering is achieved.

The Company will pay each of the independent directors an annual retainer of $300 (to be prorated for a partial term).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of the officers, the Company will not pay any compensation to such person for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers and Others

The charter limits the personal liability of the directors and officers to the corporation and the stockholders for monetary damages to the fullest extent permitted by California law. The California Corporation Code permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the California Corporation Code allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

●	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the California Corporation Code, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, if the proceeding is by the corporation or in its right, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. In a proceeding charging improper personal benefit, a director or officer may not be indemnified for a judgment of liability on the basis that personal benefit was improperly received. The California General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The charter provides that the Company will generally indemnify the directors and officers, t and its affiliates for losses they may incur by reason of their service in those capacities to the fullest extent permitted by California law, except as described below. In addition, the charter permits us to indemnify the employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, the charter provides that the directors, and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by them only if all of the following conditions are met:

●	the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests;

●	the directors were acting on the behalf or performing services for us;

●	the indemnification or agreement to hold harmless is recoverable only out of the net assets and not from the stockholders.

In addition, the charter provides that the Company will not provide indemnification to the directors, for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

●	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

●

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities the Company offered and sold as to indemnification for violations of securities laws.

The charter provides that the Company may advance funds to directors for legal expenses and other costs incurred as a result of the legal action for which indemnification is being sought only if all of the following conditions are met:

●	the legal action relates to acts or omissions with respect to the performance of duties or services on the behalf;

●	the party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

●

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

●

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

The aforementioned charter provisions will not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or the stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Additionally, the Company has entered into indemnification agreements with certain of the officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, the Company indemnify the officers and directors and advance to the officers and directors all related expenses, subject to an obligation to reimburse us if it is subsequently determined that indemnification is not permitted. In accordance with these agreements and the provisions of the charter, the Company must indemnify and advance all expenses incurred by the officers and directors seeking to enforce their rights under the indemnification agreements. The Company also covers officers and directors under the directors’ and officers’ liability insurance.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

The general effect to investors of any arrangement under which any of the controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the payment of premiums associated with insurance or any indemnification for which the Company do not have adequate insurance.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of the common stock as of the date of this prospectus for each person or group that holds more than 5.0% of the common stock, for each director and executive officer and for the directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of All Shares

Melvin Webb-62 Edith Way Long Beach CA 90807	17,500,000	17.5%

Khoa Tang-17192 Medallion Avenue Tustin CA 92787	18,000,000	18%

Sean Robbins-3416 Via Ooporto #301 Newport Beach CA 92663	7,000,000	7%

Ridwan Wivyo-15860 Tenberry Drive Chino Hills CA 91709	30,000	0.03%

All directors and executive officers as a group	57,470,000	57.47%
(1)	The address of each executive officer and director listed is 433 N. Camden Dr. Suite 600, Beverly Hills, California 90210.

(2)

Except as otherwise indicated, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CONFLICTS OF INTEREST

The Company sees no conflicts of interest regarding the entity, as there are no sustaining or advertising affiliated entities or parties.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

Item	Amount
SEC Registration Fee
FINRA filing fee
Accounting fees and expenses
Legal fees and expenses
Blue Sky filing fees and expenses
Sales and advertising expenses
Printing
Miscellaneous Expenses

Total Expenses

Item 32.  Sales to Special Parties.

Item 33.  Recent Sales of Unregistered Securities.

Khoa Tang May 26, 2010    18,000,000 shares

Sean Robbinsa May 28, 2010  7,000,000 shares

Melvin Webb-June 24, 2101   17,500,000 shares

Richard Wiryo-July 10, 2010-30,000 shares

Item 34.  Indemnification of Directors and Officers.

Pursuant to the Company’s articles of incorporation, no director or officer of the Company shall be liable to the Company or its stockholders for money damages to the maximum extent that California General Corporation Law in effect from time to time permits. The Company shall indemnify, to the fullest extent permitted by California General Corporation Law, all person who at any time were or are directors or officers of the Company for any threatened, pending or completed action, suit or other proceeding (whether civil, criminal, administrative, or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or officer.  The Company shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Company with any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director of officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, California General Corporation Law, as applicable from time to time.

 The Company may indemnify any director or officer made a party to any proceeding by reason of service in that capacity unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding.  However, if the proceeding was one by or in the right of the Company, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the Company.  The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required by California General Corporation Law except: (a) for a proceeding brought to enforce indemnification under California General Corporation Law; or (b) if the charter or bylaws of the Company, a resolution of the board of directors of the Company, or an agreement approved by the board of directors of the

Company to which it is a party expressly provided otherwise.  Permissive indemnification under California General Corporation Law may not be made unless authorized for a specific proceeding after a determination has been made that the director or officer has met the aforementioned standard of conduct.  Such determination shall be made pursuant to §2-418(e)(2) of California General Corporation Law.  A director or officer may not be indemnified in respect of any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received.  A director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue, or matter in which the director has been successful.  A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances: (a) if it determines a director or officer is entitled to indemnification in accordance with the Company’s charter and bylaws or California General Corporation Law; (b) if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in California General Corporation Law or has been adjudged liable under as a result of his or her receipt of an improperly received personal benefit.  However, indemnification with respect to any proceeding by or in the right of the Company or in which liability shall have been adjudged against a director or officer that has improperly received a personal benefit shall be limited to expenses.

Any indemnification may be paid only out of net assets of the Company, and no portion may be recoverable from the stockholders.

Item 35.  Treatment of Proceeds from Being Registered.

Not Applicable.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements. Certified Audit of _____

(b)	Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Form of Subscription Agreement, included as Appendix A to prospectus
4.2

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

4.3	Dividend Reinvestment Plan, included as Appendix B to prospectus
4.4	Share Redemption Plan
4.5	Escrow Agreement
24.1	Power of Attorney, included on signature page of registration statement
99.1	National Association of Realtors – National Commercial Real Estate Outlook 2010

* Exhibits will be filed by amendment. None indicated

Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t

t TELEPHONE (858)722-5953              (858)722-5953       t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Managements of

TD Gallery, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of TD Gallery, Inc. (the Development Stage “Company”) as of June 30, 2010 and the related statements of operations, changes in shareholders' equity and cash flows for the period from March 29, 2010 (inception) through June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TD Gallery, Inc. (the “Company”) as of June 30, 2010, and the results of its operations and its cash flows for the period from March 29, 2010 (inception) through June 30, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

CHANG G. PARK, CPA

August 2, 2010

San Diego, CA. 92108

TRUST DEED GALLERY, INC.

(A Development Stage Company)

Balance Sheet

As of June 30, 2010

June 30, 2010
Assets
Current Assets:
Cash and Cash Equivalents	$2,505
Advances	13,470

Total Assets	$15,975

Liabilities and Stockholders’ Equity:
Accounts Payable and Accrued Expenses	$149,955
Notes Payable	9,737
Total Liabilities	159,692

Stockholders’ Equity:
Common Stock $0.001 par value , 100,000,000 shares authorized, 100,000,000
Issued and outstanding	100,000
Additional Paid in Capital	17,258
Accumulated Deficit	(260,975)
Total Stockholder’s Deficit	(143,717)

Total Liabilities and Stockholders’ Equity	$15,975

The accompanying notes are an integral part of these financial statements.

TRUST DEED GALLERY, INC.

 (A Development Stage Company)

 Statement of Operations

From Inception (March 29, 2010) to June 30, 2010

June 30, 2010

Revenues	$-

Operating Expenses
Salaries and Wages	150,000
Stock for Services	57,470
General and Administrative Costs	53,555

Operating Expense	261,025

Loss from Operations	(261,025)

Other Income (expense)	50

Net Profit (Loss)	$(260,975)

Profit (Loss) Per Share	$(0.00)

Weighted Average Shares Outstanding	100,000,000

The accompanying notes are an integral part of these financial statements.

TRUST DEED GALLERY, INC.

(A Development Stage Company)

Statements of Stockholders' Equity (Deficit)

From Inception (March 29, 2010) to June 30, 2010

	Common Stock			Deficit Accumulated During	Total Shareholders'
	Shares	Amount	APIC	Development Stage	Equity
March 29, 2010 Shares issued for Cash	42,530,000	$42,530	$17,258	$-	$59,788
March 29, 2010 Shares issued for Services	57,470,000	57,470	-	-	57,470

Net Loss for the period ended June 30, 2010	-	-	-	(260,975)	(260,975)
Balance June 30, 2010	100,000,000	$100,000	17,258	(260,975)	(143,717)

TRUST DEED GALLERY, INC.

(A Development Stage Company)

 Statement of Cash Flows

From Inception (March 29, 2010) to June 30, 2010

June 30, 2010

Cash Flows from Operating Activities:
Net Profit (Loss) for Year	$(260,975)

Adjustments to reconcile net loss to cash used by operating activities

Share issued for service	57,470

Changes in Assets and Liabilities
Increase in advances	(13,470)
Increase in accounts payable and accrued expenses	150,492

Net Cash Used by Operating Activities	(66,483)

Net Cash Provided by Investing Activities:	-

Cash flows from Financing Activities:
Common Stock Issuance	59,788
Loan	9,200

Net Cash Used by Operating Activities	68,988

Net Increase (Decrease) in Cash	2,505
Cash at the Beginning of the Period	-
Cash at the End of the Period	$2,505

Supplemental disclosures:
Income Taxes paid	$-
Interest Expense	$-

The accompanying notes are an integral part of these financial statements.

TRUST DEED GALLERY, INC.
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

Note 1 – Organization, Business & Operations

Trust Deed Gallery, Inc. (“the Company”) is a California real estate promissory note exchange designed to transact buy and sell orders for real estate promissory notes, secured with senior and junior deeds of trust. The Company listings include real estate financing opportunities from US insurers.

The Company was formed on March 29, 2010 and is incorporated in the state of California.

The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities".  Its activities to date have been limited to capital formation, organization, and development of its business plan and a target customer market.

Note 2 - Going Concern and Management's Plans

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company generated net losses of $260,975 during the period from March 29, 2010 (inception) through June 30, 2010. This condition raises substantial doubt about the Company's ability to continue as a going concern.  The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and achieve profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of accounting

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not  previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Basic and Diluted Net Income per Share

The Company computes net loss per share FASB ASC 205 "Earnings per Share". FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Stock-based compensation

We follow ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. The Company granted stock awards, at par value, to its officers, directors and advisors for services rendered in its formation. Accordingly, stock-based compensation has been recorded to date.

Income Taxes

Income taxes are provided in accordance with Codifications topic 740, “Income Taxes”, which requires an asset and liability approach for the financial accounting and reporting of income taxes.  Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year.  A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards.  Deferred income tax expense is generally the net change during the year in the deferred income tax asset and liability.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in future tax returns.  Tax rate changes and changes in tax law are reflected in income in the period such changes are enacted.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, “Generally Accepted Accounting Principles” as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 – Advances

The Company from time to time has advanced monies to a company whose officers and directors are the same as its own. Terms indicate repayment within a year without interest.

Note 5 – Notes Payable

The Company is obligated on three notes, two to officers and directors for advances. Terms indicate a repayment by May 31, 2011 with interest at a 70% APR. Accrued interest on these notes at June 30, 2010 was $537 and included in the notes payable balance.

Note 6 – Accounts Payable

The Company’s accounts payable consists of accrued salaries to its three officers.

Note 7– Commitments and Contingencies

Leases

The Company currently occupies office space at 433 N. Camden Drive in Beverly Hills CA, under a sublease agreement with a related Company. Terms indicate a month to month lease at $850 per month.

Employment Agreements

The Company has entered into three agreements with its officers commencing on February 1, 2010 for one year. Terms indicate a monthly salary of $10,000 per officer.

Note 8-Related Party Transaction

The Company has the following related party transactions during the period:

The Company has advanced from time to time monies to a Corporation for expenses. The Corporation’s officers are the same as the Company’s.  As of June 30, 2010, the outstanding advance was $12,955 and is included on the balance sheet under Advances. Terms indicate repayment within a year without interest.

From time to time, the Company advanced funds to one of its officers.  As of June 30, 2010, the balance advanced was $515 and is included in the advance category on the balance sheet. Terms indicate repayment within a year without interest.

Included in Notes Payable of $9,737 are amounts owed to officers and directors who loaned money to the Company.

The Company has accrued salaries to its officers. The total expense included in the statement of operations is $150,000 of which $138,480 represents a liability on the balance sheet.

The Company has issued to its officers and an entity which is owned essentially by the same officers as the Company 57,470,000 shares of Common Stock.

Note 9 - Equity

Common Stock

As there is no trading history and the Company's' securities are not offered to the public, the Management determined that the fair value of its  common stock through the period ended June 30, 2010 was the last price paid when it raised funds or $.001 per share.

During the period ended June 30, 2010 the Company issued 100,000,000 shares of stock, 57,470,000 shares, 47,470,000 of which were issued to its officers and 10,000,000 shares issued to an entity whose officers are essentially the same as the Company valued at .001 and included in the statement of operations as stock for services expense. The remaining shares, 42,530,000 were issued for cash totaling $59,788.

Note 10 - Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through July 26, 2010 (audit report date), the date of issuance of the review of the financial statements. During this period, the Company did not have any material recognizable subsequent events.

TD GALLERY, INC.
 Balance Sheet

(A Development Stage Company)

	December 31,
	2010	June 30, 2010
Assets	(Unaudited)	(Audited)
Current Assets:
Cash and Cash Equivalents	$20	$2,505
Advances	7,353	13,470
Prepaid Finance Costs	369,279	-

Total Assets	$376,652	$15,975

Liabilities and Stockholders’ Equity:
Accounts Payable and Accrued Expenses	$214,355	$149,955
Note Payable	433,479	9,737

Total Liabilities	647,834	159,692

Stockholders’ Equity:
Common Stock , 100,000,000 shares authorized, 100,000,000
Issued and outstanding @.001	100,000	100,000
Additional Paid in Capital	17,258	17,258
Retained Deficit	(388,440)	(260,975)
Total Stockholder’s Deficit	(271,182)	(143,717)
Total Liabilities and Stockholders’ Deficit	$15,975	$15,975

The accompanying notes are an integral part of these financial statements.

TD GALLERY, INC

Statement of Operations
(A Development Stage Company)

	From July 1, 2010 to December 31, 2010	From July 1, 20009 to December 31, 2009		From Inception March 29, 2010 to December 31, 2010

Revenues	$-	$-		$-

Expenses
Wages	60,000	-		210,000
Stock for Services	-	-		57,470
Selling General and Administrative Costs	67,495	-		120,850

Total	127,495	-		388,520

Loss from Operations	(127,495)	-		(388,520)

Other Income (expense)	30	-		80

Net Profit (Loss)	$(127,465)	$-		$(388,440)

Profit (Loss) Per Share	$(0.00)	$-	$	$(0.00)

Weighted Average Shares Outstanding	100,000,000	-		100,000,000

The accompanying notes are an integral part of these financial statements.

TD GALLERY, INC.
Statements of Stockholders' Equity (Deficit)

	Common Stock			Retained
	Shares	Amount	APIC	(Deficit)	Total

Shares issued for Cash	42,530,000	42,530	17,258	-	59,788
Shares issued for Services	57,470,000	57,470	-	-	57,470

Net Loss for the period ended June 30, 2010	-	-	-	(260,975)	(260,975)
Balance June 30, 2010	100,000,000	100,000	17,258	(260,975)	(143,717)

Net Loss for the period ended December 31, 2010	-	-	-	(127,465)	(127,465)
Balance December 31, 2010	100,000,000	100,000	17,258	(388,440)	(271,182)

The accompanying notes are an integral part of these financial statements.

TD GALLERY, INC.
 STATEMENT OF CASH FLOWS

	From July 1, to December 31, 2010	From (inception) March 29,2010 to December 31, 2010

Cash Flows from Operating Activities:
Net Profit (Loss) for Year	$(127,465)	$(388,440)

Adjustments to reconcile net loss to
cash used by operating activities
Share issuance	-	57,470

Changes in Assets and Liabilities Advances	6,117	(7,353)

Accounts Payable and Accrued Interest	64,400	214,355

Cash Provided (Used) By Operations	(56,948)	(123,968)
Net Cash Used by Investing Activities

Net Cash Provided by Financing Activities\ Cash Received thru Stock Issuance	-	59,788
Loans	54,463	64,200

Cash Provided by Financing Activities	54,463	123,988

Increase (Decrease) in Cash	(2,485)	20
Cash-Beginning	2,505	-
Cash-End	$20	$20

Supplemental disclosures:
Income Taxes paid	$-	$-
Interest Expense	$-	$-

The accompanying notes are an integral part of these financial statements.

TD GALLERY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2010

Note 1 – Organization, Business & Operations

Trust Deed Gallery is a California real estate promissory rate exchange designed to transact buy and sell orders for real estate promissory notes, secured with senior and junior deeds of trust. The company listings include real estate financing opportunities from US insurers.

The Company was formed on March 29, 2010 and is incorporated in the state of California.

The Company is a development stage enterprise, under SFAS No. 7 whereby planned principal operations have begun, but material revenues have not begun to be realized.

Note 2 - Going Concern and Management's Plans

The accompanying financial statements have been prepared in conformity with generally accepted   accounting principles which contemplate continuation of the company as a going concern. However, as of December 31, 2010, the Company has an accumulated deficit of $388,440 and has yet to be profitable. The Company is a development stage enterprise whereby planned principal operations have yet to begin. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and achieve profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock warrants and convertible notes. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of stock warrants and convertible notes.

Stock-based compensation

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123(R), Share-Based Payment. This pronouncement amends SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) requires that companies account for awards of equity instruments issued to employees under the fair value method of accounting and recognize such amounts in their statements of operations. Under SFAS No. 123(R), we are required to measure compensation cost for all stock-based awards at fair value on the date of grant and recognize compensation expense in our  statements of operations over the service period that the awards are expected to vest.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123(R) and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Common stock issued to non-employees in exchange for services is accounted for based on the fair value of the services received.

Fair value of financial instruments

Statement of Financial Accounting Standard No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue recognition

Sales of products and related costs of products sold are recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price is fixed or determinable and (iv) collectability is reasonably assured.

Advertising

The Company expenses advertising costs as incurred. The Company incurred no Advertising costs for the period ended December 31, 2010.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Research and development costs

Expenditures for research & development are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The Company incurred no research and development costs for the period.

Recently Issued Accounting Pronouncements

The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

•

FASB ASC Topic 855, “Subsequent Events”. In May 2009, the FASB issued FASB ASC Topic 855, which establishes general standards of accounting and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth : (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This FASB ASC Topic should be applied to the accounting and disclosure of subsequent events. This FASB ASC Topic does not apply to subsequent events or transactions that are within the scope of other applicable accounting standards that provide different guidance on the accounting treatment for subsequent events or transactions. This FASB ASC Topic was effective for interim and annual periods ending after June 15, 2009, which was June 30, 2009 for the Corporation. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

•

FASB ASC Topic 105, “The FASB Accounting Standard Codification and the Hierarchy of Generally Accepted Accounting Principles”. In June 2009, the FASB issued FASB ASC Topic 105, which became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this FASB ASC Topic, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-SEC accounting literature not included in the Codification will become non-authoritative. This FASB ASC Topic identify the sources of accounting principles and the framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. Also, arranged these sources of GAAP in a hierarchy for users to apply accordingly. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and non-authoritative. This FASB ASC Topic is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this topic did not have a material impact on the Company’s disclosure of the financial statements.

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FASB ASC Topic 320, “Recognition and Presentation of Other-Than-Temporary Impairments”. In April 2009, the FASB issued FASB ASC Topic 320 amends the other-than-temporary impairment guidance in GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This FASB ASC Topic does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FASB ASC Topic shall be effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. Earlier adoption for periods ending before March 15, 2009, is not permitted. This FASB ASC Topic does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FASB ASC Topic requires comparative disclosures only for periods ending after initial adoption. The adoption of this Topic did not have a material impact on the Company’s financial statements and disclosures.

The Company is evaluating the impact that the following recently issued accounting pronouncements may have on its financial statements and disclosures.

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FASB ASC Topic 860, “Accounting for Transfer of Financial Asset”., In June 2009, the FASB issued additional guidance under FASB ASC Topic 860, “Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", which improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The Board undertook this project to address (i) practices that have developed since the issuance of FASB ASC Topic 860, that are not consistent with the original intent and key requirements of that statement and (ii) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. This additional guidance requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This additional guidance must be applied as of the beginning of each reporting entity’s first ing period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This additional guidance must be applied to transfers occurring on or after the effective date.

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FASB ASC Topic 810, “Variables Interest Entities”. In June 2009, the FASB issued FASB ASC Topic 810, which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (i)The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (ii)The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. This FASB Topic requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both. This FASB ASC Topic shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited.

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FASB ASC Topic 810, “Variables Interest Entities”. In June 2009, the FASB issued FASB ASC Topic 810, which requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics: (i)The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (ii)The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity’s economic performance. This FASB Topic requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both. This FASB ASC Topic shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited.

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FASB ASC Topic 820, “Fair Value measurement and Disclosures”, an Accounting Standard Update. In September 2009, the FASB issued this Update to amendments to Subtopic 82010, “Fair Value Measurements and Disclosures”. Overall, for the fair value measurement of investments in certain entities that calculates net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be made by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in GAAP on investments in debt and equity securities in paragraph 320-10-50-lB. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The amendments in this Update apply to all reporting entities that hold an investment that is required or permitted to be measured or disclosed at fair value on a recurring or non recurring basis and, as of the reporting entity’s measurement date, if the investment meets certain criteria The amendments in this Update are effective for the interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued.

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FASB ASC Topic 740, “Income Taxes”, an Accounting Standard Update. In September 2009, the FASB issued this Update to address the need for additional implementation guidance on accounting for uncertainty in income taxes. The guidance answers the following questions: (i) Is the income tax paid by the entity attributable to the entity or its owners? (ii) What constitutes a tax position for a pass-through entity or a tax-exempt not-for-profit entity? (iii) How should accounting for uncertainty in income taxes be applied when a group of related entities comprise both taxable and nontaxable entities? In addition, this Updated decided to eliminate the disclosures required by paragraph 740-10-50-15(a) through (b) for nonpublic entities. The implementation guidance will apply to financial statements of nongovernmental entities that are presented in conformity with GAAP. The disclosure amendments will apply only to nonpublic entities as defined in Section 740-10-20. For entities that are currently applying the standards for accounting for uncertainty in income taxes, the guidance and disclosure amendments are effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Note 4 – Advances

The Company from time to time has advanced monies to a company whose officers and directors are the same as its own. Terms indicate repayment within a year without interest.

Note 5 – Notes Payable

The Company is obligated on twelve notes, one to officers and directors for advances. Terms indicate a repayment in one year or less with varying interest rates. Accrued interest on these notes at December 31, 2010 was $17,989. and included in the notes payable balance. In addition eight of the notes are convertible into common stock, at market after one year. The company has recognized deferred financing costs related to these notes.

Note 6 – Accounts Payable

The Company’s accounts payable consists of accrued salaries to its three officers.

Note 7– Commitments and Contingencies

Leases

The Company currently occupies office space at 433 N. Camden Drive in Beverly Hills CA, under a sublease agreement with a related Company. Terms indicate a month to month lease at $800 per month

Employment Agreements

The Company has entered into three agreements with its officers commencing on February 1, 2010 for one year. Terms indicate a monthly salary of $10,000 per officer.  On July 1, 2010, the Company terminated two of the three agreements.

Note 8-Related Party Transaction

The Company has several related party transactions:

1.

The Company has advanced from time to time monies to a Corporation for expenses. The Corporation’s officers are the same as the Company’s.  At December 31, 2010 the outstanding advance was $7,353 and is included on the balance sheet under Advances.

2.

Included in Notes Payable are amounts owed to  officers and directors who loaned money to the Company. Of the total amount $8,225.45 was loaned by officers and directors.

3.

The Company has accrued salaries to its officers. The total expense included in the statement of operations is $60,000 of  which $214,355 represents a liability on the Balance Sheet,

4.

The Company has issued to its officers and an entity which is owned essentially by the same officers as the Company 57,470,000 shares of Common Stock.

Note 9 - Equity

Common Stock

As there is no trading history and the Company's' securities are not offered to the public, the Management determined that the fair value of its  common stock through the period ended June 30, 2010 was the last price paid when it raised funds or $.001 per share.

During the period ended June 30, 2010 the Company issued 100,000,000 shares of stock, 57,470,000 shares, 47,470,000 of which were issued to its officers and 10,000,000 shares issued to an entity whose officers are essentially the same as the Company valued at .001 and included in the statement of operations as stock for services expense. The remaining shares, 42,530,000 were issued for cash totaling $59,788

Note 10 - Subsequent Events Review

The Company has evaluated all subsequent events through March 15, 2011.

Item 37. Undertakings.

The registrant undertakes (i) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act; each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (iii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iv) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

During the distribution period, the registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act to describe each “significant” property that has not been identified in the prospectus whenever a reasonable probability exists that the property will be acquired. For these purposes, an individual property will be considered “significant” if: (i) it is acquired from a related party; (ii) as of the date of acquisition, it was equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet; or (iii) it is one of a group of properties that (A) together aggregate an amount equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet or (B) are related. The registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period that have been reported or filed, or are required to be filed, on Form 8-K.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on June 10, 2011.

TD GALLERY, INC.
(Registrant)

By:	/s/ George Ivakhnik
George Ivakhnik
President
June 10, 2011

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints George  Ivakhnik as  their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do  in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/George Ivakhnik	Chairman of the Board of Directors, President	June 10, 2011
George Ivakhnik

/s/Talwinder Rana	Member of the Board of Directors, Chief Operating Officer	June 10, 2011
Talwinder Rana

/s/ Garron M. Robinson	Member of the Board of Directors, Executive Vice President	June 10, 2011
Garron M. Robinson